Exhibit 21.1
SUBSIDIARIES OF REMY INTERNATIONAL, INC.
DOMESTIC COMPANIES

Name	Place of Organization	Other Names
Remy Inc.	Delaware Corporation	Assumed Names: “Road Gang” and “Remy Laredo Inc.”

M. & M. Knopf Auto Parts, L.L.C.	Delaware Limited Liability Company	“Atlanta Core Supply Co.” and “Fort Wayne Core Supply”

Power Investments, Inc.	Indiana Corporation	“Powertrain”

Reman Holdings, L.L.C.	Delaware Limited Liability Company

Remy Alternators, Inc.	Delaware Corporation

Remy Electric Motors, L.L.C.	Virginia Limited Liability Company

Remy India Holdings, Inc.	Delaware Corporation

Remy International Holdings, Inc.	Delaware Corporation

Remy Korea Holdings, L.L.C.	Delaware Limited Liability Company

Remy Power Products, LLC	Delaware Limited Liability Company

Remy Technologies, L.L.C.	Delaware Limited Liability Company

Reman Acquisition Company, LLC	Delaware Limited Liability Company

Western Reman Industrial, Inc.	Indiana Corporation	“Western Reman Industrial,” “Dieselonics,” “International Fuel Systems,” and “Powertrain”

World Wide Automotive, L.L.C.	Virginia Limited Liability Company

Exhibit 21.1
SUBSIDIARIES OF REMY INTERNATIONAL, INC.
FOREIGN COMPANIES

Name	Place of Organization	Other Names
Central Precision Limited	Alberta, Canada Corporation

Electro-Rebuild Tunisie S.A.R.L.	Tunisian Limited Liability Company

Prestadora de Servicios Jalisco, S.A. de C.V.	Mexican Stock Corporation

Remy Electric (Wuhan) Limited	Chinese Limited Liability Company

QAPI, S.A. de C.V.	Mexican Stock Corporation

Remy Auto Parts Holdings B.V.	Dutch Private Limited Liability Company

Remy Automotive Brasil Ltda.	Brazilian Limited Liability Company

Remy Automotive Europe bvba	Belgian Limited Liability Company

Remy Automotive Germany GmbH	German Limited Liability Company

Remy Automotive Hungary Kft.	Hungarian Limited Liability Company

Remy Automotive Tunisia - R.A.T.	Tunisian Limited Liability Company

Remy Automotive UK Limited	U.K. Private Company Limited by Shares

Remy Comercializadora, S. de R.L. de C.V.	Mexican Limited Liability Company

Remy Componentes, S. de R.L. de C.V.	Mexican Company

Remy Electricals (China) Company Limited	Chinese Limited Liability Company

Remy Electricals Hubei Company Limited	Chinese Limited Liability Company

Remy Korea Limited	Korean Limited Liability Company

Remy Mauritius Holdings Ltd.	Mauritian Private Company Limited by Shares [Category 1 Global Business Company]

Remy Mexico Holdings, S. de R.L. de C.V.	Mexican Limited Liability Company

Remy Remanufacturing de Mexico, S. de R.L. de C.V.	Mexican Limited Liability Company

Remy Remanufacturing Services, S. de R.L. de C.V.	Mexican Limited Liability Company

RK Automotive Holdings B.V.	Dutch Private Limited Liability Company

Unit Parts Coahuila S.A. de C.V.	Mexican Stock Corporation